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                                                                  EXHIBIT 10.47




                                    SUBLEASE
                                    --------

     1. THIS SUBLEASE is made this 14th day of May, 1993 between MYOCRT, INC., a Massachusetts corporation ("SUBLESSOR"), which expression shall include its successors and assigns where the context so permits and MYCO PHARMACEUTICALS INC., a Delaware corporation, ("SUBLESSEE"), which expression shall include its successors and assigns, where the context so permits.

     Sublessor hereby subleases the Leased Premises, as described in Paragraph 2 of this Sublease, to Sublessee, and Sublessee hereby subleases the Leased Premises from Sublessor, upon the terms, provisions and conditions set forth in this Sublease, subject to the terms, provisions and conditions of the Prime Lease referred to hereinafter.

     Subject to the terms and conditions of the Consent Agreement, a copy of which is attached as Exhibit D hereto, this Sublease is subject and subordinate to a certain Prime Lease between Robert A. Jones, K. George Najarian, and David
E. Clem, Trustees of Old Cambridge Realty Trust, under a Declaration of Trust dated December, 1982 recorded with Middlesex South District Registry of Deeds at Book 14828, Page 324, also filed with the Middlesex South Registry of the Land Court as Document #632431, and not individually (hereinafter LESSOR or MASTER LESSOR) and MYOCRT, INC. dated as of May 14, 1993.

     Except as may be inconsistent with the terms of this Sublease, all the terms, covenants, and conditions in the Prime Lease apply to this Sublease as if SUBLESSOR were the LESSOR under the Prime Lease and SUBLESSEE were the LESSEE under it.


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However, no subsequent changes in the Prime Lease which increase the obligations or diminish or reduce the rights of the LESSEE thereunder, shall increase the obligations or diminish or reduce the rights of the SUBLESSEE under this Sublease, unless and until SUBLESSOR has obtained the written consent of the SUBLESSEE. SUBLESSEE shall be given prompt notice and copies of any and all changes to the Prime Lease or any assignment, subletting or consolidation thereunder. In case of any breach of this Sublease, SUBLESSOR shall have all the rights against SUBLESSEE that would be available to the LESSOR against the LESSEE under the Prime Lease if the breach were by the LESSEE under the Prime Lease. SUBLESSEE shall indemnify and hold SUBLESSOR harmless from and against all claims by reason of any breach or default on the part of SUBLESSEE which thereby constitutes a breach or default of SUBLESSOR under the Prime Lease. SUBLESSEE acknowledges that LESSOR may exercise the SUBLESSOR's rights directly against SUBLESSEE for breach of this Sublease, however, SUBLESSEE'S liability shall be limited to the type of relief provided for under this Sublease. SUBLESSOR consents and acknowledges that SUBLESSEE may directly request from LESSOR that LESSOR provide to SUBLESSEE Building Services and Building Replacements, as hereinafter defined, that LESSOR has otherwise agreed to provide to SUBLESSOR under the Prime Lease to the same extent that SUBLESSOR would otherwise be entitled to receive said services from Prime Lessor.
SUBLESSEE represents that it has read and is familiar with the terms of the Prime Lease, which is attached hereto as Exhibit C.

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     Notwithstanding the foregoing, SUBLESSOR shall have no obligation to make repairs and/or replacements (Building Replacements) to the Leased Premises, the Building, or the Complex, as those terms are hereinafter defined. The SUBLESSOR shall have no obligation to provide any services and utilities to the Leased Premises, including, without limitation, heating, ventilation, air conditioning, electricity, hot and cold water, and janitorial and other building maintenance services (collectively "Building Services"). SUBLESSEE agrees to look solely to the Prime LESSOR for the performance of Building Services and Building Repair and Replacements. SUBLESSEE holds harmless the SUBLESSOR from any liability, damage, cost, or expenses incurred by the SUBLESSEE arising out of or related to the failure of Prime Lessor to perform its covenants and agreements under the Prime Lease. Upon execution of this Lease (i) SUBLESSOR and SUBLESSEE shall execute a Notice of Lease in the form of Exhibit E hereto, (ii) SUBLESSOR shall deliver (a) the consent of the Prime Lessor in the form of Exhibit D hereto, and
(b) Subordination, Non Disturbance and Attornment Agreements from the holders of all mortgages affecting the Lot, the Building and the Complex, in the form of Exhibit F hereto.

     2. LEASED PREMISES:
        ---------------

     The "Leased Premises" shall consist of the entire third floor, a portion of the basement, and shaft spaces in Building No. 300 (the "Building"), located in the mixed use retail and office and laboratory complex in Cambridge, Massachusetts known as and referred to as "One Kendall Square" (the "Complex"), as

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described in the Exhibit B hereto, which third floor space contains eleven thousand five hundred and twenty six (11,526) rentable square feet of space, more or less, and which basement space contains one hundred twenty (120) rentable square feet, more or less, and which shaft space contains one hundred and four rentable square feet more or less, as is outlined on the plan contained in Exhibit Al (herein called the "Leased Premises").

     The Leased Premises shall have as appurtenant thereto: (a) the right to use in common with others entitled thereto, the entrances, lobbies, hallways, stairways, walkways, sidewalks, driveways, loading docks, elevators and other common facilities in the Building, and on the land constituting the Lot more particularly described in Exhibit B hereto (herein called the "Lot"), necessary or appropriate for the intended use and the approved construction of the Leased Premises (so long as SUBLESSEE complies with the reasonable rules and regulations of the SUBLESSOR with respect to these appurtenant rights and which rules are applicable to and consistently applied to all other tenants in the Building), for access to and enjoyment of the Leased Premises, or any portion thereof, and (b) the pipes, conduits, wires, and appurtenant equipment serving the Leased Premises, or portion thereof, in common with other portions of the Building containing any part of the Leased Premises, subject, however, to the following rights which are expressly excepted and reserved by PRIME LESSOR in the Prime Lease.

     Subject to PRIME LESSOR's reserved rights specified in the Prime Lease, paragraph 2, subparagraphs (i), (ii), and (iii), there

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shall be appurtenant to the Leased Premises the right to park twenty three (23)
passenger motor vehicles (the "Parking Rights") in the parking garage which is located appurtenant to the Lot on Binney Street, commonly known as the OKS Garage. SUBLESSOR reserves the right to designate the locations of the spaces to be utilized for such parking rights by written notice to SUBLESSEE, and to change the location of any or all of such spaces by notice to SUBLESSEE at any time and from time to time as SUBLESSOR shall solely determine; provided however that SUBLESSEE'S parking spaces shall at all times be located within the indoor parking garage and not in separate outdoor lots. The parking spaces provided hereunder need not be contiguous. SUBLESSOR agrees that to the extent guest parking privileges are afforded in connection with the OKS Garage, they shall be made available to SUBLESSEE to the same extent as they are made available to the other tenants in the Complex.

     3.1 TERM. The term (the "term") of this Sublease shall be for a period of ten (10) years following the "Rent Commencement Date". The "Rent Commencement Date" shall be the date of the earlier to occur of:

     (a) The date upon which the Leased Premises are, after the completion of tenant improvements, "ready for occupancy" (as defined in Paragraph 3.2 below) or

     (b) six months after the Sublease Commencement Date, as that term is defined in Paragraph 3.1.1. However, in the event of Sublessor caused delays, including any delays in obtaining appropriate orders of the Bankruptcy Court to

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     permit financing of the tenant improvements or delays of the Prime Lessor arising out of consummation of its Bankruptcy Plan, or force majeure events unrelated to construction which affect the Building or the Lot as a whole (but not tenant caused delays or force majeure events related to construction or which do not affect the Building or the Lot as a whole) which cause the construction of the tenant improvements to be delayed beyond six months from the date of Sublease execution, the Rent Commencement Date shall be extended by a period of time commensurate with said Sublessor caused delay or applicable force majeure event. It is expressly understood that the failure of the Sublessor to timely make payment of its pro rata portion of the costs of the Tenant Improvements, after Sublessee has complied with all of the preconditions to payment of said costs, which failure to pay results in construction delays and is unrelated to a dispute between the parties involving the adequacy and sufficiency of the construction, shall constitute Sublessor caused delay.

     3.1.1. CONDITION OF PREMISES. The SUBLESSOR shall deliver the Leased Premises to the SUBLESSEE in their present "as is" condition, broom clean and free of any other tenants, on the Sublease Commencement Date. SUBLESSOR makes no representations or warranties concerning the condition of the Leased Premises or their suitability for SUBLESSEE's purposes. The Sublease Commencement Date shall be May 14, 1993.

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     3.2. COMPLETION OF IMPROVEMENTS. The Leased Premises shall be considered
"ready for occupancy" on the date upon which the improvements detailed in the final plans and specifications referred to herein, to be constructed by SUBLESSEE (the "Tenant Improvements") with respect to the Leased Premises are substantially completed, and SUBLESSEE is given a copy of a certificate of occupancy issued by the City of Cambridge Building Department covering the Leased Premises. The Leased Premises shall be deemed substantially completed notwithstanding that completion of work and adjustment of equipment and fixtures or minor items of uncompleted work (so-called "punch list" work items) remain to be done, if such work can be completed after occupancy has been taken without causing unreasonable interference with SUBLESSEE's use of the Leased Premises.

     3.3. LESSEE'S IMPROVEMENT WORK. With respect to the construction work to be completed by SUBLESSEE at the Leased Premises ("the Tenant Improvements"), SUBLESSEE shall deliver to SUBLESSOR within ten (10) business days after execution of this Sublease, preliminary plans and specifications for the construction of any such improvements to the Leased Premises. After the SUBLESSOR's approval of the preliminary plans and specifications, the SUBLESSEE shall submit detailed plans and specifications to the SUBLESSOR for approval. All such plans and specifications shall be subject to approval by SUBLESSOR in the exercise of SUBLESSOR's reasonable judgment, which approval shall not be unreasonably withheld or delayed. Notice of disapproval, if any, by SUBLESSOR shall be served upon SUBLESSEE within five

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business (5) days of receipt by SUBLESSOR of the preliminary plans and specifications, as the case may be. Any such notice of disapproval shall include therein the reasons for disapproval. Failure on the part of the SUBLESSOR to respond within the five business (5) day period shall be deemed to be approval of that particular set of plans and specifications. Provided that the final plans and specifications are in the form substantially similar to the preliminary plans and specifications previously approved by the SUBLESSOR, the SUBLESSOR shall approve the final plans and specifications. Once approved, SUBLESSEE agrees to perform, or have performed, the construction and improvement work, identified on the detailed plans and specifications diligently and completely and to perform such work in a good and workmanlike manner, substantially in conformance with the plans and specifications earlier approved, or deemed approved by SUBLESSOR. SUBLESSOR also reserves the right to reasonably approve contractors. Notice of disapproval by SUBLESSOR of contractors, if any, shall be served upon SUBLESSEE within three (3) business days of receipt by SUBLESSOR of a notice from SUBLESSEE identifying the contractor. Any such notice of disapproval by SUBLESSOR of contractors shall include therein the reasons for disapproval. Failure on the part of SUBLESSOR within said three (3) business day period shall be deemed to be approval of that particular contractor. SUBLESSOR grants preapproval to use GLC as laboratory consultants. SUBLESSEE shall indemnify and hold SUBLESSOR harmless for all damages which may be occasioned to the SUBLESSOR by reason of said construction work.

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     With respect to all such SUBLESSEE work, SUBLESSEE further agrees as follows: that such work shall commence only after all required municipal and other governmental permits and authorizations have been obtained (the SUBLESSOR agreeing to join in any application therefor and reasonably cooperate with SUBLESSEE) at SUBLESSEE's expense whenever necessary, and all such work shall be done in a good and workmanlike manner in compliance with building and zoning laws and with all other laws, ordinances, regulations and requirements of all federal, state and municipal agencies, and in accordance with the requirements and policies issued by any insurer of SUBLESSOR or SUBLESSEE with respect to the amount and type of insurance to be carried with respect to said SUBLESSEE's work; that all such work shall be prosecuted with reasonable dispatch to completion; that at all times when any such work is in progress, SUBLESSEE shall maintain or cause to be maintained adequate workmen's compensation insurance for those employed in connection therewith with respect to whom death or injury could be asserted against SUBLESSOR, the SUBLESSEE or the Leased Premises and comprehensive general liability or builder's risk insurance (for mutual benefit of SUBLESSEE and SUBLESSOR) in coverages reasonably approved by SUBLESSOR; and that all such work of SUBLESSEE shall be coordinated with any work being performed by SUBLESSOR and other tenants of the building in which the work is taking place to the extent reasonable and to the extent such coordination does not cause undue delay in the completion of SUBLESSEE's work and that all such work of SUBLESSEE shall be performed in such manner as

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to maintain harmonious labor relations and not to unreasonably interfere with the operation of the Building or the construction work of others and SUBLESSOR reserves the right to obtain an injunction to stop SUBLESSEE's work in any such event or to exercise any right set forth in Paragraph 18 of this Sublease, except that nothing herein shall obligate SUBLESSEE to use union or non-union contractors.

     SUBLESSEE shall not permit any mechanics' liens, or similar liens to remain upon the Leased Premises for labor and materials furnished to SUBLESSEE or claimed to have been furnished to SUBLESSEE in connection with the work of the SUBLESSEE of any character performed or claimed to have been performed at the direction of SUBLESSEE, and shall cause any such lien to be released of record or sufficiently bonded forthwith without cost to SUBLESSOR. To that end, SUBLESSEE shall, upon completion of all improvements, certify to SUBLESSOR that all contractors, subcontractors and other independent contractors have been paid in full, except as to those contractors, subcontractors and other independent contractors with whom SUBLESSEE has a bona fide dispute. In the event SUBLESSEE has a bona fide dispute with any such contractor, subcontractor or independent contractor, SUBLESSEE shall notify SUBLESSOR of the identity of such contractor and the amount of the bona fide dispute but SUBLESSEE shall not be relieved of its obligation not to permit any mechanics' liens, or similar liens to remain upon the Leased Premises and to cause any such lien to be released of record or

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sufficiently bonded forthwith, all as set forth in this Paragraph 3.3.

     At the reasonable request of the SUBLESSEE, SUBLESSEE shall have such access to the space of other tenants within the Building to accomplish the foregoing construction work as the SUBLESSOR is able to provide to the SUBLESSEE consistent with other leases.

     SUBLESSOR hereby appoints Conrad Fagone as its Construction Representative in connection with the completion of the Tenant Improvement work. Any action or failure to act by the Construction Representative shall be deemed to be the action or failure to act of the SUBLESSOR. SUBLESSOR shall only change its Construction Representative after having given written notice to Sublessee.

     All work necessary to prepare the Leased premises for SUBLESSEE'S occupancy shall be performed by SUBLESSEE. Subject to reasonable rules and regulations established at a pre-construction meeting with SUBLESSOR'S Construction Representative, SUBLESSOR shall permit Sublessee to enter the Leased Premises and other portions of the Building for the purpose of performing the Tenant Improvement work. Any such entry shall be at SUBLESSEE'S sole risk and expense and SUBLESSOR shall not be responsible for any damage or loss to any property or installations which may be placed in the Leased Premises prior to the Rent Commencement Date, unless caused by SUBLESSOR, its agents, representatives, employees or servants. SUBLESSEE shall

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not be required to pay any fees or commissions to SUBLESSOR in connection with the performance of the Tenant Improvement work.

     3.4. FINANCING OF LESSEE IMPROVEMENT WORK. Subject to the terms of a financing commitment received from Neworld Bank, SUBLESSOR has agreed to finance the tenant improvement work referenced in Paragraph 3.3 in an amount equal to five hundred seventy six thousand, three hundred ($576,300.00) dollars ("Landlord's Contribution"). Any and all other costs and expenses over and above $576,300.00 shall be the sole and exclusive responsibility of SUBLESSEE. SUBLESSEE shall submit to SUBLESSOR's lender such reasonable documentation, including financial statements, as the lender deems necessary to assure lender of SUBLESSEE's ability to fund its portion of the buildout costs.

     Disbursement of Landlord's Contribution shall be subject to such reasonable conditions, including but not limited to processing time, inspections and retainage, which may be imposed by SUBLESSOR's lender. SUBLESSOR shall communicate said conditions to SUBLESSEE within seven (7) business days of receipt of same. Payment of SUBLESSEE's contractors shall be on a pro rata basis, that is proportional between SUBLESSOR and SUBLESSEE in the same percentage that Landlord's Contribution bears to the total budget for tenant improvements. In no event shall SUBLESSOR be responsible for contributing more than $576,300 toward tenant improvements.

     It is further understood and acknowledged that the Master LESSOR of the One Kendall Square Complex has filed a so-called

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"prepackaged" bankruptcy petition. It is acknowledged that as a precondition to disbursement by the Tenant Improvements Lender that the bankruptcy case be completed or appropriate orders of the Bankruptcy Court be entered protecting the status and priority of the Tenant Improvements Lender's security interest, after the expiration of applicable appeal periods.

     4. RENT. SUBLESSEE covenants and agrees to pay to SUBLESSOR annual base rent ("Base Rent") in the amounts set forth or provided for below, by equal payments of one-twelfth of such annual rate on the first day of each calendar month in advance, the first monthly payment to be made on the Rent Commencement Date, and by payment in advance of a pro-rata portion of a monthly payment for any portion of a month at the beginning or end of the term; all payments to be made without deduction, set off or counterclaim, and except as otherwise noted in this SUBLEASE, without abatement; all payments to be made to SUBLESSOR or such agent, and at such place, as SUBLESSOR shall from time to time in writing designate, the following being now so designated:

          MYOCRT, INC.
          c/o THE ATHENREUM GROUP
          215 First Street
          Cambridge, MA 02142

     The annual Base Rent during the ten year term of the SUBLEASE shall be:

     (a) During Year l: $281,249.50; calculated as $24.25 per rentable square foot multiplied by 11,526 rentable square feet, plus $5.00 per rentable square foot multiplied by 120 rentable

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square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

     (b) During Year 2: $295,657; calculated as $25.50 per rentable square foot multiplied by 11,526 rentable square feet, plus $5.00 per rentable square foot multiplied by 120 rentable square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

     (c) During Year 3: $310,064.50; calculated as $26.75 per rentable square foot multiplied by 11,326 rentable square feet, plus $5.00 per rentable square foot multiplied by 120 rentable square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

     (d) During Year 4: $325,970.38; calculated as $28.13 per rentable square foot multiplied by 11,526 rentable square feet, $5.00 per rentable square foot multiplied by 120 rentable square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

     (e) During Year 5: $337,496.38; calculated as $29.13 per rentable square foot multiplied by 11,526 rentable square feet, plus $5.00 per rentable square foot multiplied by 120 rentable square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

     (f) During Years 6-10: At the annual rate of $174,634; calculated as $15.00 per rentable square foot multiplied by 11,526 rentable square feet, plus $5.00 per rentable square foot multiplied by 120 rentable square feet; plus $11.00 per rentable square foot multiplied by 104 rentable square feet;

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PLUS

          (i) During the first five years of the lease term, $105 per month for each of the parking spaces taken by LESSEE hereunder.

          (ii) During years 6 through 10 of the term, the annual fair rental value of LESSEE's parking spaces, as reasonably determined by LESSOR, but not more than the fair rental value of parking spaces actually charged other tenants for use of the OKS Garage.

     Notwithstanding the foregoing, during the period of time after the Lease Commencement Date but before the Rent Commencement Date, LESSEE shall pay to LESSOR $105 per month per parking space actually used by LESSEE during said time period.

     5.  RENT ADJUSTMENTS.
         ----------------

     5.1 RENT ADJUSTMENT - COMMON AREA OPERATING EXPENSES FOR THE LOT. Commencing as of the Rent Commencement Date and with respect to any calendar year or any fraction of a calendar year thereafter falling within the term, the SUBLESSEE shall pay to the SUBLESSOR as additional rent, the "LESSEE'S Proportionate CAO Lot Expense Share" as defined in the Prime Lease. Notwithstanding the foregoing, Sublessee's payments pursuant to this Section shall not be increased on an annual basis by more than 125% of any annual increase in the CPI over that same period. As set forth in the Prime Lease, the total rentable area of the Leased Premises is 11,750 square feet and the total rentable area of the Complex is 610,564 square feet or 1.92%.

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     5.2. RENT ADJUSTMENT - COMMON AREA OPERATING EXPENSES FOR THE BUILDING.
Commencing as of the Rent Commencement Date and with respect to any calendar year falling within the term, or fraction of a calendar year at the beginning or end of the term, the SUBLESSEE shall pay to the SUBLESSOR, as additional rent, the "LESSEE'S Proportionate Building Expense Share" as defined in the Prime Lease. Notwithstanding the foregoing, Sublessee's payments pursuant to this Section shall not be increased on an annual basis by more than 125% of any annual increase in the CPI over that same period. As set forth in the Prime Lease, the total rentable area of the Leased Premises is 11,750 square feet and the total rentable area of the Building is 59,353 or 19.80%. Attached as Exhibit G is a summary of expenses for the Building and Complex for the 1992 Calendar Year.

     5.3 MONTHLY PAYMENTS. Beginning as of the Rent Commencement Date, and in subsequent years during the term of this SUBLEASE, the SUBLESSEE shall pay to the SUBLESSOR pro rata monthly installments of amounts due under Paragraphs 5.1 and 5.2 of the Prime Lease. Appropriate adjustments of estimated amounts shall be made between SUBLESSOR and SUBLESSEE promptly after the close of each calendar year to account for actual CAO Lot Expenses and CAO Building Expenses for such year. The balance of any amounts due from either party to the other shall be paid within twenty (20) days after written notice thereof. SUBLESSEE shall have the same rights as SUBLESSOR to audit and review the books and records of LESSOR for calculation of CAO Lot and CAO Building Expenses as SUBLESSOR has under the Prime Lease.

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     5.4.2. LESSEE'S SHARE OF TAXES. The SUBLESSEE shall pay to the SUBLESSOR, as additional rent, the SUBLESSEE'S Proportionate Building Expense Share of that portion of the Taxes attributable to the Building and SUBLESSEE'S Proportionate CAO Lot Expense Share of that portion of the Taxes attributable to the land which constitutes the Lot all as set forth in the Prime Lease (inclusive of interest on assessments payable in installments, but exclusive of any interest or fines, penalties or other costs due solely by reason of the late payment of any Real Estate Taxes, including assessments payable in installments). The increase caps referred to in Paragraphs 5.1 and 5.2 shall not apply to the calculation of Sublessee's share of taxes.

     5.4.3. RENT ADJUSTMENT-PAYMENT. Beginning on the Rent Commencement Date and in subsequent years during the term of this Sublease, SUBLESSEE shall pay to the SUBLESSOR monthly installments of one-twelfth of the amounts due to LESSOR under Paragraphs 5.4.1 and 5.4.2 of the Prime Lease. Appropriate adjustments of estimated amounts shall be made between SUBLESSOR and SUBLESSEE promptly after SUBLESSOR shall have received from LESSOR the actual tax bill covering any such period.

     5.4.4. TAX ADJUSTMENT. If the SUBLESSOR or any other party (excluding SUBLESSEE) in the Building shall construct an addition to the Building, or construct improvements within the Building of unusual value so as to result in an increase in Taxes over the Taxes which would have been assessed to that Building but for such construction, there shall not be included in Taxes

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for purposes of this SUBLEASE the amount of such increase in Taxes unless such additions or improvements directly benefit the SUBLESSEE. If the SUBLESSEE, or the SUBLESSOR at the direction of the SUBLESSEE, shall construct improvements within the Leased Premises, or any part thereof, of unusual value so as to result in an increase in Taxes over the Taxes which would have been assessed to the Building, or part, but for such unusually valuable improvements, the SUBLESSEE shall be responsible for the payment of the full amount of such increase.

     5.5 DEFINITION OF C.P.I. For the purpose of this SubLease, the "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers (CPI-U)(Revised), Boston, Massachusetts Series A (1982-84=100) as published by the United States Bureau of Labor Statistics; and the percentage increase therein shall be calculated on the basis of the Consumer Price Index figure for the reporting date next prior to each applicable January 1. It is the purpose and intent of the parties that such adjustments be measured and determined by reference to the Consumer Price Index in effect, and generally as it is calculated, computed and constituted, on the Execution Date. Accordingly, if the Bureau of Labor Statistics should cease to publish such index in its present form and calculated on the present basis, a comparable index or an index reflecting change in the cost of living determined in a similar manner shall be chosen by agreement by the parties.

     6. UTILITIES AND OTHER SERVICES.
        ----------------------------

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          (a) The SUBLESSEE shall pay charges for all heat, air-conditioning, electricity, water and sewer, and other utilities which are separately metered or sub-metered to the Leased Premises. SUBLESSEE shall be responsible for all utility company deposits applicable to the supply of such services to the Leased Premises. SUBLESSEE shall also pay LESSEE's Proportionate Building Expense Share as set forth in the Prime Lease, of all utilities not separately metered or sub-metered to the Leased Premises but which serve the Leased Premises. Upon request by the SUBLESSOR, the SUBLESSEE shall provide the SUBLESSOR with evidence of payment of such charges. SUBLESSEE shall defend, indemnify and hold SUBLESSOR harmless from and against any claim or liability arising for such charges which SUBLESSEE is responsible for, but for which it fails to pay.

          (b) Except where the interruption of services or utilities is caused by the negligence or act of the SUBLESSOR, and such interruption continues for more than five (5) consecutive business days or more than ten (10) business days within any calendar month (whether or not consecutive), LESSOR shall not be liable to LESSEE or SUBLESSEE for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of SUBLESSOR or its agents entering the Leased Premises, to make repairs in order to restore utilities, or for making repairs or renovations to any portion of the Building in order to restore utilities. In case LESSOR is prevented or delayed from making any such repairs or alterations, or supplying the utilities or services provided for

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herein, or performing any other covenant or duty to be performed on behalf of
SUBLESSOR'S part, by reason of any cause beyond SUBLESSOR'S control, SUBLESSOR shall not be liable to SUBLESSEE therefor, nor shall SUBLESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in SUBLESSEE's favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises, or any portion thereof. SUBLESSEE acknowledges that LESSOR has in the Prime Lease reserved the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed.

          (c) To the extent SUBLESSOR or SUBLESSEE has installed separate meters for any utilities including heat, electricity, water and sewer, and air-conditioning to the Leased Premises, the SUBLESSEE shall pay its utility charges directly to the suppliers of such utility services before the same become delinquent. The SUBLESSEE shall have the right to audit said charges and payments upon reasonable notice.

     7. USE OF LEASED PREMISES. The SUBLESSEE may use the Leased Premises only for the purpose of general office use, laboratories, research and development, including in vitro and in vivo testing of pharmaceutical, and accessory uses generally common to pharmaceutical research and development, including production of pharmaceutical, but only on a pilot scale.

     8. COMPLIANCE WITH LAWS. The SUBLESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which shall be unlawful, improper, noisy or offensive, or be contrary to any law or any municipal by-law or ordinance in force in the City of Cambridge. Except as otherwise provided herein, the SUBLESSEE shall keep the Leased Premises equipped with all safety appliances and shall procure and keep in force all licenses and permits required by law or ordinance of any public authority because of the particular uses made of the Leased Premises by SUBLESSEE and shall maintain in good condition on the Leased Premises all safety and fire protection devices required by the Board of Fire Underwriters, or other body having similar functions, and of every insurance company and policy by which SUBLESSOR or SUBLESSEE is insured. If any use of the Leased Premises results in the cancellation of any insurances carried by SUBLESSOR, or increases the cost thereof, the SUBLESSEE shall on demand reimburse the SUBLESSOR all extra insurance premiums incurred as a result of such use of the Leased Premises by the SUBLESSEE.

     9. RISK OF LOSS OF PERSONAL EFFECTS. SUBLESSEE acknowledges and agrees that all of the furnishings, equipment effects and property of SUBLESSEE and of all persons claiming by, through or under SUBLESSEE which may be on the Leased Premises or elsewhere in any building in the Complex, shall be at the sole risk and hazard of SUBLESSEE and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by SUBLESSOR, except that SUBLESSOR shall in no event be indemnified or held harmless or exonerated from any liability to SUBLESSEE or to any other person, arising from any injury, loss, damage or liability caused by SUBLESSOR'S gross negligence.

     9A. INSURANCE - WAIVER OF SUBROGATION. SUBLESSOR as an additional insured under the LESSOR'S insurance policy agrees to keep the Building and the Tenant Improvements and SUBLESSEE agrees to keep any replacement or additional improvements made by the SUBLESSEE to the Leased Premises, (other than the Tenant Improvements) and all equipment, machinery and fixtures therein insured in amounts equal to the actual cash value without deduction for depreciation (i.e. full replacement cost) of the same, against fire and other perils included in a standard extended coverage endorsement, and against breakdown of boilers and other machinery and equipment (hereinafter "Property Insurance"), and SUBLESSEE agrees to procure and keep in force comprehensive general liability insurance indemnifying SUBLESSEE against all claims and damages for any injury to or death of person or damage to property which may be claimed to have occurred upon or to have been caused by activities or conditions within the Leased Premises and indemnifying SUBLESSOR to the extent any such claims and demands are the responsibility or obligation of SUBLESSEE pursuant to this SUBLEASE or as a matter of law, in amounts not less than $500,000 for property damage, $500,000 for injury or death of one person, and $1,000,000 for injury or death of more than one person in a single accident.

     SUBLESSOR, as an additional insured under the LESSOR's insurance policy agrees to procure and keep in force comprehensive general liability insurance for personal injury liability (including without limitation, bodily injury, sickness, disease and death) arising out of an occurrence in the common areas of the Lot and Building.

     All insurance required hereunder shall be written by insurance carriers qualified to do business and in good standing in Massachusetts and approved by SUBLESSOR, which approval shall not be unreasonably withheld. The SUBLESSEE'S policy of liability insurance shall name SUBLESSOR and SUBLESSEE as the insured parties, and the insurance carried by the SUBLESSOR on the Tenant Improvements ("Tenant Improvements Insurance") shall name the Tenant Improvements Lender and SUBLESSEE as additional insureds. Each required policy of insurance shall provide that, notwithstanding any act or omission of SUBLESSEE which might otherwise result in forfeiture of said insurance; (A) it shall not be cancelled nor its coverage reduced without at least ten (10) days prior written notice to each insured named therein, and (B) with respect to the Tenants Improvements Insurance, any proceeds shall first be payable to the Tenants Improvement Lender and then to the SUBLESSOR and SUBLESSEE as their respective interests may appear, as set forth below.

     As of the commencement of the term hereof, and thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies, the original policies to be obtained by SUBLESSEE hereto issued by the respective insurers or certificates thereof. Upon reasonable request, SUBLESSEE shall provide SUBLESSOR photocopies of the original policies.

     Any insurance carried by either party with respect to the Leased Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this SUBLEASE to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance.

     Notwithstanding anything herein contained to the contrary SUBLESSOR'S cost of obtaining Tenant Improvements Insurance during the initial term of the SUBLEASE (excluding any extension periods) shall be borne by the SUBLESSEE. In the event of a casualty to the Tenant Improvements, unless LESSOR does not receive necessary insurance proceeds to restore that portion of the Building necessary to be restored prior to the reconstruction of the Tenant Improvements, LESSOR shall use the Tenant Improvement Insurance proceeds to restore the Tenant Improvements to substantially the same condition as existed prior to the casualty. In the event that the LESSOR does not receive insurance proceeds necessary to restore that portion of the Building which is a necessary prerequisite to restore the Tenant Improvements, any proceeds of the Tenants Improvement Insurance shall first be payable to the Tenant Improvements Lender and the balance shall be distributed to the SUBLESSOR and the SUBLESSEE as set forth herein. The interest of the SUBLESSOR and SUBLESSEE shall be based on the assumption that the SUBLESSEE'S insurable interest in the Tenant Improvements was 100% as of the date on which the Tenant Improvements were substantially completed and diminished on a straight line basis to 0% as of the date which is ten (10) years after the Rent Commencement Date. SUBLESSOR shall upon request, deliver to SUBLESSEE a certificate of insurance evidencing such Tenant Improvement Insurance, including any replacement or renewal certificates and evidence of payment. SUBLESSEE shall be named as an additional insured of such policy.

     10. MAINTENANCE OF LEASED PREMISES. The SUBLESSEE agrees to maintain the interior of the Leased Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this SUBLEASE, reasonable wear and tear, damage by fire, other casualty and eminent domain, and matters for which the SUBLESSOR is responsible hereunder only excepted, to provide its own interior janitorial service, to install and maintain its own security system as it considers appropriate and, whenever necessary, to replace plate glass and other glass therein with that of the same quality as that damaged or injured, except as otherwise provided in the Prime Lease. SUBLESSEE shall maintain and pay for the HVAC System solely servicing the Leased Premises, and SUBLESSEE shall be responsible for all repairs and replacements to said system, insurance casualty only excepted. The SUBLESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. SUBLESSEE shall obtain written consent of SUBLESSOR before erecting any sign on or about the Leased Premises, which consent shall not be unreasonably withheld or delayed. SUBLESSEE further covenants and agrees: to take all reasonably necessary actions to insure that smoke, fumes, vapors and odors will not permeate the Building and will be removed only through the exhaust and ventilating system servicing the Leased Premises; to keep the Leased Premises free of pests, roaches and vermin; to keep all trash, garbage and debris stored on the Leased Premises (and not in any other portions of the Lot or the Building) in adequate covered containers, approved by SUBLESSOR and placed in locations or areas approved by SUBLESSOR in writing and to arrange for the regular removal thereof once each day; to provide for the frequent and adequate cleaning of the Leased Premises and all walls, floors, fixtures and equipment therein consistent with its use.

     11. ALTERATIONS - ADDITIONS. (a) Other than the Tenant Improvements, the construction of which shall be governed by Paragraph 3.3, the SUBLESSEE shall not make structural alterations or additions to the Leased Premises, but may make non-structural alterations and improvements costing less than fifty thousand ($50,000.00) dollars in the aggregate which does not in any way affect the Building systems and for which it has provided SUBLESSOR with plans and specifications for such work at least five (5) days prior to commencement of such alterations. SUBLESSEE may make non-structural improvements costing more than fifty thousand ($50,000.00) dollars in the aggregate which does not affect Building systems, provided the SUBLESSOR consents thereto in advance in writing in each instance, which consent shall not be unreasonably withheld or delayed so long as

SUBLESSOR is furnished with detailed plans and specifications to be reasonably approved by SUBLESSOR. Failure to disapprove any such plans within fifteen (15) business days of receipt of such plans shall be deemed approval. All such allowed alterations or additions shall be at SUBLESSEE'S sole cost and expense and shall be in quality at least equal to the Tenant Improvement construction referred to in Paragraph 3.3.

     (b) SUBLESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and materials furnished to SUBLESSEE or claimed to have been furnished to SUBLESSEE in connection with the work of any character performed or claimed to have been performed at the direction of SUBLESSEE, and shall cause any such lien to be released of record or sufficiently bonded forthwith without cost to SUBLESSOR. Any alterations, additions or improvements made by the SUBLESSEE, pursuant to this Paragraph 11, except for equipment, moveable partitions and furnishings identified in writing as such at the time SUBLESSEE seeks consent from SUBLESSOR to perform such non-structural alterations, leased or installed at the SUBLESSEE'S cost, shall become the property of the SUBLESSOR at the termination of the SUBLEASE as provided herein.

     (c) Anything herein or in the Prime Lease to the contrary notwithstanding, all business and trade fixtures, machinery and equipment (including, without limitation, scientific and business equipment and installations); communications and office equipment, whether or not attached to or built into the Premises;

and all furniture, furnishing and other movable articles of personal property owned by SUBLESSEE and located in the Premises (all of which are herein referred to as "Sublessee's Property") shall remain the property of SUBLESSEE and may be removed by SUBLESSEE or any person claiming under SUBLESSEE at any time or times during the Lease Term, and may be removed by SUBLESSEE at the expiration or earlier termination of the Lease Term. Upon any removal by SUBLESSEE of SUBLESSEE's Property, SUBLESSEE shall repair or pay the cost of repairing any damage to the Premises or the Building occasioned by such removal and shall restore or pay the cost of restoring the Leased Premises to the condition which existed after the completion of the Tenant's improvements or any approved alteration or addition, as the case may be.

     With respect to all such SUBLESSEE work, SUBLESSEE further agrees as follows: that such work shall commence only after all required municipal and other governmental permits and authorizations have been obtained (the SUBLESSOR agreeing to join in any application therefor at the SUBLESSEE'S expense, whenever necessary) and all such work shall be done in a good and workmanlike manner in compliance with building and zoning laws and with all other laws, ordinances, regulations and requirements of all federal, state and municipal agencies, and in accordance with the requirements and policies issued by any insurer of SUBLESSOR or SUBLESSEE; that all such work shall be prosecuted with reasonable dispatch to completion; that at all times when any such work is in progress, SUBLESSEE shall maintain or cause to be maintained adequate workmen's compensation insurance for those employed in connection therewith with respect to whom death or injury claims could be asserted against SUBLESSOR, the SUBLESSEE or the Leased Premises and comprehensive general liability or builder's risk insurance (for mutual benefit of SUBLESSEE and SUBLESSOR, in coverages reasonably approved by SUBLESSOR; and that all such work of SUBLESSEE shall be coordinated with any work being performed in the Building in such manner as to maintain harmonious labor relations and not to interfere with the operation of the Building or the Complex or the construction work of others.

     12. ASSIGNMENT - SUBLETTING. The SUBLESSEE may assign or sublet the whole or any part of the Leased Premises, upon obtaining SUBLESSOR'S prior written consent, which consent shall not be unreasonably withheld or delayed. Failure to disapprove within ten (10) business days, shall be deemed to be approval. Notwithstanding any such consent, SUBLESSEE shall remain liable to SUBLESSOR for the payment of all rent and for the full performance of the covenants and conditions of this SUBLEASE (which following assignment and/or subletting, as the case may be, shall be joint and several with any assignee or sub-lessee). In addition, SUBLESSEE shall pay to LESSOR as additional rent hereunder, one half of any profit earned by SUBLESSEE as a result of any such sublet or assignment. For purposes of this clause, profit shall be defined as the rent in excess of SUBLESSEE'S obligations to SUBLESSOR, less all reasonable costs associated with the sublet or assignment. This section shall not apply to (a) a bona fide reorganization of Sublessee into a successor corporation or other entity in connection with the reasonable and valid business purpose of Sublessee and not intended to avoid the restrictions or payment obligations set forth in this Paragraph 12, or (b) any assignment, subletting or other transfer to an affiliate of Sublessee and not intended to avoid the restrictions or payment obligations set forth in this Paragraph 12.

     12A. QUIET ENJOYMENT, COVENANT OF TITLE. The SUBLESSEE, on paying the rent and other charges hereunder, as and when the same shall become due and payable and observing and performing the covenants, conditions and agreements contained in this SUBLEASE on the part of the SUBLESSEE to be observed and performed, all as herein provided shall and may lawfully, peaceably and quietly have, hold and enjoy the Leased Premises during the term, subject to all of the terms and provisions hereof, without hindrance, ejection or disturbance by the SUBLESSOR or by any person or persons claiming by, through or under the SUBLESSOR or by anyone claiming paramount title. After the completion of the Tenant Improvements, SUBLESSOR shall maintain throughout the Lease Term a Certificate of Occupancy for the Building permitting the Premises to be occupied.

     13. SUBORDINATION. The SUBLEASE and SUBLESSEE'S interest hereunder shall be subordinate to the lien of any present, or provided LESSOR's and SUBLESSOR'S respective mortgagees provide SUBLESSEE with a non-disturbance agreement as hereinafter described, future mortgage or mortgages upon the Leased Premises or any property of which the Leased Premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or mortgages, and to each advance made or to be made thereunder and to all renewals, modifications, consolidations, and extensions thereof, and all substitutions therefor. Provided SUBLESSEE receives a non-disturbance agreement from LESSOR's and SUBLESSOR'S mortgagees as hereinafter described, the SUBLESSEE shall and does hereby agree, upon default by the LESSOR or SUBLESSOR under any such mortgage, as the case may be, to attorn to and recognize the holder of any such mortgage or anyone else claiming thereunder, including a purchaser at a foreclosure sale, at its request as successor to the interest of the SUBLESSOR under this SUBLEASE, to execute, acknowledge and deliver in recordable form such evidence of this attornment as such holder or such successor may reasonably request and make payments of Base Rent and other payments required hereunder directly to such holder or any such successor, as the case may be, upon request. As used in this Paragraph 13, the word "holder" includes any person claiming through or under any such mortgage, including any purchaser at a foreclosure sale, and the word "SUBLESSEE" shall include SUBLESSEE'S successors and assigns. The word "mortgage" as used in this Paragraph shall mean mortgages, deeds of trust, and other similar instruments held by any institutional lender and all modifications, extensions, renewals and replacements thereof. This Paragraph 13 is self-operative as it relates to the present mortgagee, and no further instrument of subordination shall be required.

     The SUBLESSEE agrees to execute such further documents in recordable form as the LESSOR and SUBLESSOR or any lender may reasonably require, consistent with the terms of this Paragraph 13 and 21 provided that SUBLESSEE receives from LESSOR and SUBLESSOR'S respective mortgagees a non-disturbance agreement under which the mortgagee agrees that so long as SUBLESSEE is not in default hereunder, beyond the expiration of applicable cure periods, the SUBLESSEE'S possession of the Leased Premises shall not be disturbed in event of a foreclosure sale or otherwise. Should the SUBLESSEE fail to execute and deliver to the SUBLESSOR any such document within ten (10) days of a written notice requesting the SUBLESSEE to execute and deliver such document, SUBLESSEE shall pay to SUBLESSOR (as liquidated damages and not as a penalty) the sum of $500.00 per day for each day after such tenth
(10th) day during which such failure to deliver such instrument continues.

     14. SUBLESSOR'S ACCESS. The SUBLESSOR or agents of the SUBLESSOR may, at reasonable times and upon reasonable prior notice to the SUBLESSEE, enter to view the Leased Premises, or any part thereof and may remove placards and signs not approved and affixed as herein provided; and, at SUBLESSEE'S expense, to remove any alterations, additions, signs, or other improvements made by SUBLESSEE, and not consented to by SUBLESSOR; to show the Leased Premises to others, with reasonable prior notice, in a manner so as not to unreasonably interfere with the normal conduct of the SUBLESSEE'S business, at any time, during normal business hours, within the four (4) month period prior to the expiration of the term; to affix to any suitable part of the Building a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation.

     15. INDEMNIFICATION AND LIABILITY. The SUBLESSEE shall defend, save harmless and indemnify SUBLESSOR from any claims of liability for injury, loss, accident or damage to any person or property while on the Leased Premises, if not due to the negligence of SUBLESSOR, or SUBLESSOR'S employees or agents, and to any person or property anywhere occasioned by any omission, fault, negligence or other misconduct of SUBLESSEE and persons for whose conduct SUBLESSEE is legally responsible.

     16. HOLDING OVER. SUBLESSEE agrees to pay to SUBLESSOR one and one-half times the total of the Base Rent set forth in Paragraph 4 in effect for the period immediately prior to SUBLESSEE'S holding over and one and one-half times the additional rent provided for under this SUBLEASE then applicable for each month or portion thereof SUBLESSEE shall retain possession of the Leased Premises or any part thereof after the termination of this SUBLEASE, whether by lapse of time or otherwise, and also to pay all damages for breach of this SUBLEASE sustained by SUBLESSOR as a result of SUBLESSEE'S holdover, including, but not limited to all reasonable costs and attorneys fees incurred in evicting SUBLESSEE or recovering possession of the Premises from SUBLESSEE, costs to prepare the premises to be re-let, (but not including the costs of removing the Tenant Improvements), and provided SUBLESSOR has given SUBLESSEE thirty days written notice of the existence of a lease agreement with another tenant and SUBLESSEE has failed to vacate the Leased Premises within such thirty day period (or such longer time as provided in said notice), loss of rental income from said other tenant; the provisions of this paragraph shall not operate as a waiver by SUBLESSOR of any right of re-entry provided in this SUBLEASE.

     16A. FURTHER LESSEE COVENANTS. SUBLESSEE further covenants and agrees during the term and such further time as SUBLESSEE holds any part of the Leased
Premises:

     (a) to pay when due all rent and other sums herein specified, without offset, deduction set off or counterclaim and, except as otherwise noted in the SUBLEASE, without abatement;

     (b) not to obstruct in any manner any portion of any building not hereby leased or the sidewalks or approaches to such building or any inside windows or doors;

     (c) that neither the original SUBLESSOR nor any successor SUBLESSOR who or which is a trustee or a partnership, nor any beneficiary of the original SUBLESSOR or any successor SUBLESSOR nor any partner, general or limited, of such partnership shall be personally liable under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim or damage or cause at law or in equity arising out of the occupancy of the Leased Premises or the use or maintenance of the Building and SUBLESSEE specifically agrees to look solely to the SUBLESSOR'S interest in the Complex for the recovery of any judgment against SUBLESSOR; and

     (d) if any payment of rent or other sums due hereunder is not paid when due, beyond any applicable grace period as set forth in the last sentence of Paragraph 18, SUBLESSEE shall pay to SUBLESSOR a late charge equal to five (5%) percent of the unpaid amount per month, or part thereof, that such amount remains unpaid.

     17. FIRE, CASUALTY.

     17.1 CASUALTY DAMAGE TO THE BUILDING. If during the Sublease Term there shall be damage to the Building by fire or other casualty and if such damage shall materially interfere with the SUBLESSEE'S use of the Building or the Leased Premises as contemplated by this SUBLEASE, the SUBLESSOR shall, unless LESSOR'S mortgagee does not make the Building insurance proceeds available to SUBLESSOR for reconstruction, promptly proceed to restore the Building and the Leased Premises, including the Tenant Improvements, to substantially the condition in which they were immediately prior to the occurrence of such damage. Notwithstanding the foregoing, if there shall be damage to the Building, and if such damage shall materially interfere with SUBLESSEE'S use of the Leased Premises as contemplated by this SUBLEASE occurring during the last twelve (12) months of the SUBLEASE Term (and SUBLESSEE has not exercised any applicable option to extend pursuant to Paragraph 24 hereof or fails to so exercise within ten (10) days after the casualty) of such a character that the same cannot, in ordinary course, be expected to be repaired within thirty (30) days from the time such repair work would begin, the SUBLESSOR may, within ten (10) days of the date of such damage, elect to terminate this SUBLEASE. If such election is not made, the SUBLESSOR shall promptly proceed with such restoration.

     17.2. TERMINATION AFTER CASUALTY. (a) if the LESSOR'S mortgagee does not make insurance proceeds available for reconstruction of the Building and the Leased Premises, the SUBLESSOR may terminate this SUBLEASE by notice to the SUBLESSEE within thirty (30) days after the date of the casualty. (b) if the Tenant Improvement's Lender does not make insurance proceeds available for reconstruction of the Tenant Improvements, the SUBLESSEE may terminate this SUBLEASE by notice to the SUBLESSOR within thirty (30) days after the date of casualty. (c) if the SUBLESSOR is required to restore the Leased Premises and the Building and the Tenant Improvements and if such damage shall not have been repaired to the extent necessary for the SUBLESSEE to resume its normal business operations at the Leased Premises by the end of the 18th day following the date of such fire or casualty, then the SUBLESSEE may, at any time thereafter while the damage remains unrepaired, terminate this SUBLEASE upon notice to the SUBLESSOR, provided however that said notice to terminate shall not become effective in the event that SUBLESSOR has commenced to restore or repair the Tenant Improvements and SUBLESSOR substantially completes said repair or restoration within sixty (60) days after receipt of SUBLESSEE'S notice of intention to terminate. If the SUBLESSOR or the SUBLESSEE shall give any notice of termination as provided in this Article 17, then this SUBLEASE shall terminate as on the date which is sixty (60) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     17.3. ABATEMENT OF RENT. If during the SUBLEASE Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with the SUBLESSEE'S use of the Building or the Leased Premises as contemplated by this SUBLEASE, a just and proportionate amount of the rent and other charges (base rent, financing rent and additional rent) payable by the SUBLESSEE hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the SUBLESSEE'S use of the Leased Premises.

     17A. EMINENT DOMAIN. If the Building is totally taken by condemnation or right of eminent domain, this SUBLEASE shall terminate as of the date of such taking. If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable in the SUBLESSEE'S reasonable judgment for the SUBLESSEE'S purposes, shall be taken by condemnation or right of eminent domain (including a temporary taking in excess of 180 days), the SUBLESSEE or the SUBLESSOR shall have the right to terminate this SUBLEASE by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the SUBLESSEE has been deprived of possession.

     Should any part of the Building be so taken or condemned or receive such damage and should this SUBLEASE not be terminated in accordance with the foregoing provisions, the SUBLESSOR shall, to the extent condemnation proceeds are available to SUBLESSOR, promptly restore the Leased Premises (and the Tenant Improvements) to an architectural unit that is suitable to the uses of the SUBLESSEE permitted hereunder. In the event that the amount of such proceeds, if any, made available by SUBLESSOR for reconstruction of the Tenant Improvements is not sufficient in SUBLESSEE'S reasonable judgment to restore the Leased Premises to a suitable whole, SUBLESSEE shall have the right to terminate this SUBLEASE within thirty
(30) days after SUBLESSOR has notified SUBLESSEE of the amount of proceeds available for reconstruction of the Tenant Improvements.

     In the event of a taking described in this Paragraph 17A, the rent and other charges (base rent, financing rent and additional rent) payable hereunder, or a fair and just proportion thereof according to the nature and extent of the loss of use, shall be suspended or abated.

     The SUBLESSOR reserves, and the SUBLESSEE grants to the SUBLESSOR, all rights which the SUBLESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the SUBLESSEE'S trade fixtures, personal property or equipment, if any, the SUBLESSEE'S right to relocation expenses, if any, and the SUBLESSEE'S right for business interruption, if any.

     18. DEFAULT OF TENANT. In the event that:
         -----------------

     (a) The SUBLESSEE shall default in the payment of any installment of rent or other sum herein specified; or

     (b) The SUBLESSEE shall default in the observance or performance of the SUBLESSEE'S covenants, agreements, or obligations hereunder (except as provided in Paragraph 18(a) above) and the SUBLESSEE shall not cure such default within thirty (30) days after written notice thereof or if such default cannot be cured within thirty (30) days, then if SUBLESSEE shall not commence to cure the same within thirty (30) days and diligently pursue the curing of the same; or

     (c) If SUBLESSEE makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against SUBLESSEE and is not dismissed within ninety (90) days; or if a receiver or similar officer becomes entitled to SUBLESSEE'S leasehold hereunder and it is not returned to SUBLESSEE within ninety (90) days, or if such leasehold is taken on execution or other process of law in any action against SUBLESSEE; then in any such case the SUBLESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this SUBLEASE ended, and remove the SUBLESSEE'S effects at SUBLESSEE'S sole cost and expense, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The SUBLESSEE shall indemnify the SUBLESSOR against all reasonable costs of collection (including attorneys' fees), reasonable costs to prepare the premises to be re-let (but not including the cost of removing the Tenant Improvements), reasonable costs to re-let the premises, loss of rental income that would otherwise have been paid by SUBLESSEE, and reasonable payment of such other damages for breach of this SUBLEASE which the SUBLESSOR may incur by reason of such early termination of the SUBLEASE, but only during the residue of the term. In the event of default, SUBLESSOR shall use its reasonable efforts to re-let the Leased Premises so as to mitigate any damages to the SUBLESSEE hereunder. If SUBLESSOR re-lets the Leased Premises, SUBLESSEE may off-set its payable rent by the amount of rent received by SUBLESSOR.

     If the SUBLESSEE shall default, after written notice thereof as provided herein, in the observance or performance of any conditions or covenants on its part to be observed or performed under or by virtue of any of the provisions of this SUBLEASE and after the expiration of any period within which the SUBLESSEE is entitled to cure such default as is provided above in this Paragraph l8, the SUBLESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the SUBLESSEE. In the event either party makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees (except for unsuccessful suits against the other) in instituting, prosecuting or defending any action or proceeding under this SUBLEASE, such sums paid or obligations incurred, with interest at the rate of twelve (12%) percent per annum and costs, shall be paid to the prevailing party by the non-prevailing party.

     Nothing contained in this SUBLEASE shall limit or prejudice the right of SUBLESSOR to claim and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this SUBLEASE, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which the damages are to be claimed or proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Notwithstanding the foregoing, SUBLESSEE shall be and is hereby granted two ten day grace periods per calendar year in which to cure what would otherwise constitute monetary defaults under this SUBLEASE.

     18A. DEFAULT OF LANDLORD AND MORTGAGEE RIGHTS. SUBLESSOR shall in no event be in default in the performance of any of SUBLESSOR'S obligations hereunder unless and until SUBLESSOR shall have failed to perform such obligations within thirty (30) days, or, provided that SUBLESSOR shall have promptly commenced to perform the specified obligation after receipt of notice, such additional time as is reasonably required to correct any such default, after receipt of written notice by SUBLESSEE to SUBLESSOR properly specifying wherein SUBLESSOR has failed to perform any such obligation. SUBLESSEE agrees to give any mortgagee, by registered mail, a copy of any notice of default served upon the SUBLESSOR, provided that prior to such notice the SUBLESSEE has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee. The SUBLESSEE further agrees that if the SUBLESSOR shall have failed to cure such default within the time provided for in this SUBLEASE, then the mortgagee shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within sixty (60) days the mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this SUBLEASE shall not be terminated while such remedies are being so diligently pursued.

     18B. BANKRUPTCY OR INSOLVENCY:
          ------------------------

     (a) SUBLESSEE'S INTEREST NOT TRANSFERABLE. Neither SUBLESSEE'S interest in this SUBLEASE nor any estate hereby created in SUBLESSEE nor any interest herein or therein shall pass to any trustee, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Sec. 101 et seq.) or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.

     (b) TERMINATION OF SUBLEASE. Notwithstanding anything to the contrary contained in this SUBLEASE, in the event the interest or estate created in SUBLESSEE hereby shall be taken in execution or by other process of law or if SUBLESSEE or SUBLESSEE'S executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law or an order for the relief of such entity shall be entered pursuant to the Bankruptcy Code, or if a receiver or trustee of the property of SUBLESSEE' shall be appointed by reason of the insolvency or inability of SUBLESSEE to pay its debts or if any assignment shall be made of the property of SUBLESSEE for the benefit of creditors, then and in any such events this SUBLEASE and all rights hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally established herein and fixed for the expiration of the term and SUBLESSEE shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

     (c) SUBLESSEE'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS. SUBLESSEE shall not cause or give cause for the appointment of a trustee or receiver of the assets of SUBLESSEE and shall not make any assignment for the benefit of creditors or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code or the appointment of a trustee or receiver of SUBLESSEE shall be conclusive evidence that SUBLESSEE caused or gave cause therefor, unless such allowance of the petition or the appointment of a trustee or receiver is vacated within ninety (90) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of SUBLESSEE'S obligations hereunder and this SUBLEASE shall thereupon automatically terminate. SUBLESSEE does, in addition, reserve any all other remedies provided in this SUBLEASE or in law.

     (d) RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE. Upon the filing of a petition by or against SUBLESSEE under the Bankruptcy Code, SUBLESSEE, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of SUBLESSEE under this SUBLEASE including but not limited to, the manner of operation of this SUBLEASE, until such time as this SUBLEASE is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly, in advance, on the first day of each month, as reasonable compensation for use and occupancy of the Leased Premises, an amount equal to all fixed Annual Base Rent, Additional Rent and other charges otherwise due pursuant to this SUBLEASE; (iii) to reject or assume this SUBLEASE within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within one hundred twenty
(120) days (or such shorter term as SUBLESSOR, in its sole discretion, may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other chapter; (iv) to give SUBLESSOR at least forty five
(45) days prior written notice of any proceeding relating to any assumption of this SUBLEASE; (v) to give at least thirty (30) days prior written notice of any abandonment of the Leased Premises, with any such abandonment to be deemed a rejection of this SUBLEASE and an abandonment of any property not previously removed from the Leased Premises; (vi) to do all other things of benefit to SUBLESSOR otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this SUBLEASE in the event of the failure to comply with any of the above; (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

     No default of this SUBLEASE by SUBLESSEE, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by SUBLESSOR.

     Included within and in addition to any other conditions or obligations imposed upon SUBLESSEE or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months Rent to be held as a security deposit; (iii) the use of the Leased Premises as set forth in the reference date section of this SUBLEASE and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iv) the payment of any sums which may then be due or which may thereafter become due under the provisions of this SUBLEASE; (v) the debtor, debtor-in-possession, trustee or assignee of such entity demonstrates in writing that it has sufficient background, including, but not limited to, substantial commercial experience in buildings of comparable size and financial ability to operate a commercial establishment out of the Leased Premises in the manner contemplated in this SUBLEASE, and meets all other reasonable criteria of SUBLESSOR as did SUBLESSEE upon execution of this SUBLEASE; (vi) the prior written consent of any mortgagee to which this SUBLEASE has been assigned as collateral security; and (vii) the Leased Premises at all times remains a single store (if retail) and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this SUBLEASE.

     Any person or entity to which this SUBLEASE is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed further act or deed to have assumed all of the obligations arising under this SUBLEASE on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to SUBLESSOR an instrument confirming such assumption in accordance with the terms of paragraph 21 hereof.

     19A. PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this SUBLEASE.

     20. BROKER. The SUBLESSOR and SUBLESSEE each represent and warrant to the other that each has had no dealings with any Brokers concerning this SUBLEASE, except ROBERT A. JONES AND COMPANY and Meredith & Grew and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach of this representation and warranty. The SUBLESSOR shall be responsible for the payment of any commissions due the above named brokers, which shall only be deemed earned, if, as and when the Rent Commencement Date occurs.

     21. ESTOPPEL CERTIFICATE. SUBLESSOR and SUBLESSEE each agree at any time from time to time, upon not less than ten (10) days prior notice to execute, acknowledge and deliver to the other, a statement in writing, certifying to the extent possible that this SUBLEASE is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating such modifications and otherwise certifying if there exists any default under the terms of this SUBLEASE and such other information as may be reasonably requested concerning this SUBLEASE by the other party or any other third party with a bona fide interest. Should either party fail to deliver to the other party any such statement within ten (10) days of receipt of a written notice requesting any such statement, the party failing to deliver any such statement shall pay to the requesting party, the sum of $500.00 per day (as liquidated damages and not as a penalty), for each day after such tenth (10th) day during which such failure continues.

     22. NOTICE. Any notice from the SUBLESSOR to the SUBLESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served, if in writing and delivered in hand, or by overnight/express courier or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the SUBLESSEE,

     Myco Pharmaceutical, Inc.
     One Kendall Square
     Building 300
     Cambridge, MA 02139

Any notice from the SUBLESSEE to the SUBLESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if in writing and delivered in hand, or by overnight/express courier or mailed to the SUBLESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the SUBLESSOR at such address as the SUBLESSOR may from time to time advise in writing, the following now being designated:

     MYOCRT, INC.
     c/o The Athenaeum Group
     215 First Street
     Cambridge, MA  02142

with a copy to:

     Old Cambridge Realty Trust
     c/o The Athenaeum Group
     215 First Street
     Cambridge, MA  02142

     Any notices delivered hereunder shall be deemed given when delivery is first attempted during regular business hours. So long as SUBLESSEE delivers a copy of its notice to SUBLESSOR contemporaneously to LESSOR, notice to SUBLESSOR, in connection with any request requiring SUBLESSOR's consent, including but not limited to SUBLESSEE's rights under Paragraphs 24, 25 and 26 shall be deemed to be notice from LESSEE to LESSOR under the Prime Lease. Similarly, any approval or disapproval received by SUBLESSEE from LESSOR shall be deemed to be the approval or disapproval of SUBLESSOR.

     23. SURRENDER. Except as otherwise provided in this Paragraph 23 and in Paragraph 11, the SUBLESSEE shall at the expiration or other termination of this SUBLEASE yield up and peaceably surrender all portions of the Leased Premises to SUBLESSOR and shall remove all SUBLESSEE'S goods and effects therefrom (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the SUBLESSEE, either inside or outside the Leased Premises). SUBLESSEE shall deliver to the SUBLESSOR the Leased Premises and all keys, locks thereto, and all fixtures, alterations and additions made to or upon the Leased Premises, except for equipment-moveable partitions and furnishings leased or installed at the SUBLESSEE'S expense which have previously been identified in writing as such from SUBLESSEE to SUBLESSOR, in the same condition as they were after the construction of the Tenant Improvements, or as they were put in during the term hereof, reasonable wear and tear and damage by fire, other casualty or eminent domain and matters for which the SUBLESSOR is responsible hereunder only excepted. All equipment, moveable partitions and furnishings, which have previously been identified in writing as such from SUBLESSEE to SUBLESSOR, installed in the Leased Premises at the SUBLESSEE'S expense during the term of the SUBLEASE may be removed by the SUBLESSEE at the expiration or other termination of the SUBLEASE. The SUBLESSEE shall, at its expense, promptly repair any and all damage to the Leased Premises resulting from such removal and shall restore or pay the cost of restoring, the Leased Premises to the condition which existed after the completion of the Tenant's Improvements or any approved alteration or addition, as the case may be. In the event of the SUBLESSEE'S failure to remove any of the SUBLESSEE'S property from the Leased Premises, SUBLESSOR is hereby authorized, upon fifteen
(15) days written notice to the

SUBLESSEE without liability to SUBLESSEE for loss or damage thereto, and at the sole risk of SUBLESSEE to (a) remove and store any of the property at SUBLESSEE'S sole cost and expense, (b) deem any of SUBLESSEE'S property which remains on the Leased Premises to be abandoned and in such case (i) retain it as SUBLESSOR'S property or (ii) dispose of it without accountability at SUBLESSEE'S expense, in such manner as SUBLESSOR may see fit. It is specifically understood by the parties that the Tenant Improvements performed at the commencement of this SUBLEASE, and referred to in Paragraph 3.3 of the SUBLEASE shall become the property of the SUBLESSOR at the expiration or sooner termination of this SUBLEASE. It is also understood by the parties that the SUBLESSEE may lease equipment from third parties and in connection therewith, SUBLESSOR shall agree to execute so-called Landlord Waivers in a form reasonably acceptable to SUBLESSOR, which at minimum, shall include provisions (a) permitting the equipment lessor to enter the Leased Premises for purposes of removal of leased equipment so long as said equipment lessor agrees to restore the Leased Premises and repair any damage caused by the removal of such leased equipment, and (b) permitting (but not requiring) the SUBLESSOR an opportunity to cure any default of SUBLESSEE, and thereby succeed to the rights of the equipment lessee under the equipment lease. Upon execution or sooner or termination of this SUBLEASE, such equipment shall, unless the parties agree otherwise, become the property of the SUBLESSOR. In the event that at such expiration or termination of the SUBLEASE, there is leased equipment for which lease payments are still outstanding, SUBLESSOR shall have the option of making the payments due thereunder, and thereby succeed to the interest of the SUBLESSEE in the equipment or may require the equipment lessor to remove the leased equipment as set forth in the Landlord Consent form.

     24. OPTION TO EXTEND. (a) Provided SUBLESSEE is not then in default beyond any applicable grace period of notice or opportunity to cure, SUBLESSEE shall have the option to extend this Sublease for one additional five (5) year term commencing on the expiration of the initial term upon the same conditions as herein contained, except the Annual Base Rent referred to in Paragraph 4 shall be at fair market value then existing as determined by SUBLESSOR but in no event less than $16.00 per square foot or more than $18.00 per square foot. In addition, SUBLESSEE shall pay to SUBLESSOR the fair rental value of SUBLESSEE'S parking spaces, as generally in effect in the Complex.

     SUBLESSEE's option to extend shall be exercised by written notice from SUBLESSEE and received by SUBLESSOR at least six (6) months prior to the expiration of the initial term of the SUBLEASE, but not earlier than eight (8) months prior to the expiration of the initial term of the SUBLEASE.

     (b) In the event SUBLESSEE gives timely extension notice in accordance with the provisions of Paragraph 24(a) hereof and the parties are unable to agree as to the fair market rent within thirty (30) days after the receipt of SUBLESSEE's extension notice, then SUBLESSOR or SUBLESSEE may initiate the appraisal process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an appraiser on its behalf. Within thirty (30) days after the designation of the appraiser, the other party (the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an appraiser on its behalf. The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within ten (10) days after the second appraiser is appointed, the two appraisers shall not agree on a fair market rent, then on the second Business Day following the close of such ten (10) day period, the two appraisers shall, within thirty (30) days after the second appraiser is appointed, together appoint a third appraiser. In the event of their being unable to agree upon such appointment within forty (40) days after the appointment of the second appraiser, the third appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the Boston Office of the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing. Within five (5) days after the appointment of the third appraiser, the first appraiser and second appraiser shall submit to such third appraiser their respective determinations of the fair market rent as described in the immediately preceding clause. Such third appraiser shall, within fifteen
(15) days after the end of such five (5) day period, choose the fair market rent specified by either the first appraiser or the second appraiser in such submissions and the fair market rent selected by the third appraiser from the fair market rents submitted by the first appraiser and the second appraiser shall conclusively be deemed to be the fair market rent.

     Each party shall pay the fees and expenses of the appraiser selected by it. The fees and expenses of the third appraiser and all other expenses (not including the attorney's fees, witness fees and similar expenses of the parties which shall be borne equally by the parties thereto.

     Under no circumstances may the appraisers modify or disregard any provision of this Sublease or of the Prime Lease and the jurisdiction of the appraisers is restricted accordingly. The appraisers shall include the fair market rent such cost escalators as are then customary and appropriate. Fair Market Rental Value is intended to be calculated in a fair and comprehensive manner so that Landlord shall achieve, and Tenant shall pay based upon, an amount which is no less than the same net rental which Landlord would actually receive upon a re-letting of the applicable space in an arms-length transaction to an unrelated third party tenant where neither party is under any compulsion or undue influence.

     In the event SUBLESSOR or SUBLESSEE initiates the appraisal process pursuant to this Article III and as of the commencement of the Extension Term the amount of the fair market rent has not been determined, SUBLESSEE shall pay the amount specified by the SUBLESSOR's appraiser, and when such determination has been made, it shall be retroactive as of the commencement date of the Extension Term and any excess shall be credited by SUBLESSOR to SUBLESSEE as against the next monthly Base Rent payment or payments.

     (c) In the event that SUBLESSEE does not exercise its option to extend under this Paragraph 24, and SUBLESSOR rents the Leased Premises to a third party in the Leased Premises' then "as is" condition for a laboratory use by the third party, SUBLESSOR shall pay to SUBLESSEE, if, as and when received from the third party ten (10%) percent of the "as is" base rent attributable to the Leased Premises. Payments under this Paragraph shall be only during the period of time, which, if SUBLESSEE had exercised its option to extend this SUBLEASE, would have been years 11 through 15 of the SUBLEASE Term. The intent of this Paragraph is to recognize SUBLESSEE's remaining share of the value of the Tenant Improvements made at the inception of the SUBLEASE.

     25. RIGHT OF FIRST OPPORTUNITY.
         --------------------------

     (a) RIGHTS. During the Term of this Sublease, SUBLESSEE shall have a "Right of First Opportunity" to lease all or any portion of space in the Complex above the ground floor level used or usable for laboratories, but at all times, subject to predominate rights of first opportunity or rights of first refusal granted to other tenants of the Complex (hereinafter the First Opportunity Space).

     SUBLESSOR will notify SUBLESSEE in writing of its plans to lease any portion of the First Opportunity Space to third parties. SUBLESSOR's notice shall specify the square footage of the space and its location, the date of availability, rent, allowances, concessions and all other material terms and conditions which will apply to such space. SUBLESSEE will notify SUBLESSOR within twenty (20) business days of SUBLESSOR's notice if SUBLESSEE wishes to lease such space from SUBLESSOR on the term and conditions so specified and otherwise on substantially the same terms and conditions as contained in the Sublease. If SUBLESSEE notifies SUBLESSOR that it wishes to lease the First Opportunity Space, SUBLESSOR and SUBLESSEE shall execute a lease agreement incorporating such terms and conditions. If SUBLESSEE fails to notify SUBLESSOR within said twenty (20) business day period that SUBLESSEE intends to lease such First Opportunity Space or fails to execute a lease agreement for such First Opportunity Space within thirty (30) business days of SUBLESSEE's notice of intent to SUBLESSOR (or if such lease agreement is not executed with said thirty
(30) business day period for reasons beyond the reasonable control of SUBLESSEE, such longer period as is reasonably required so long as any such delay is not due to reasons within SUBLESSEE's reasonable control), SUBLESSOR shall be entitled to lease such space to a third party at an effective rent, considering all pertinent aspects of the SUBLESSOR proposed terms such as concessions, allowances, broker fees and any other costs to SUBLESSOR, no lower and on other terms not materially more favorable than those offered to SUBLESSEE; provided, however, if after negotiations with any such third party, SUBLESSOR desires to lease such space at an effective rent which is lower or on other terms which are materially more favorable than those offered to SUBLESSEE, SUBLESSOR will notify SUBLESSEE, which notice shall include all material terms and conditions of SUBLESSOR's proposed lease to such third-party, and SUBLESSEE will notify SUBLESSOR within five (5) business days of SUBLESSOR's notice if SUBLESSEE wishes to lease such space from SUBLESSOR on the terms and conditions so specified. If SUBLESSEE fails to notify SUBLESSOR within said five (5) business day period that SUBLESSEE intends to lease such First Opportunity Space or fails to execute a lease agreement for such First Opportunity Space within thirty (30) business days of SUBLESSEE's notice of intent to SUBLESSOR, (or if such lease agreement is not executed within said thirty (30) business day period for reasons beyond the reasonable control of SUBLESSEE, such longer period as is reasonably required so long as any such delay is not due to reasons within SUBLESSEE's reasonable control), SUBLESSOR shall be entitled to lease such space to such third party on the terms and conditions set forth in SUBLESSOR's notice to SUBLESSEE. If SUBLESSOR does not enter into such a lease for the First Opportunity Space with another tenant within twelve (12) months after SUBLESSOR's original notice to SUBLESSEE, then SUBLESSEE's rights under this
Section 9 shall be reinstated.

     26. RIGHT OF FIRST REFUSAL. Provided SUBLESSEE is not then in default beyond any applicable grace period of notice, or opportunity to cure, SUBLESSOR hereby grants to SUBLESSEE a right of first refusal with respect to any additional space which hereinafter becomes vacant in Building 300 ("Added Space") but only on the following terms and conditions.

     SUBLESSOR shall give to SUBLESSEE written notice of the availability of Added Space. Prior to accepting any proposal for lease of any Added Space from any other third parties SUBLESSOR shall give to SUBLESSEE written notice of the proposed lease, and terms thereof. SUBLESSEE shall have ten (10) business days following receipt of SUBLESSOR's notice to elect by written notice received by SUBLESSOR within said time to add such space to the Leased Premises on the same terms as the proposal for lease. Non-exercise by SUBLESSEE with respect to any such space so offered in any one instance will extinguish SUBLESSEE's right with respect to such space offered but will not extinguish SUBLESSEE's right with respect to any other space not so offered.

     27. SECURITY DEPOSIT. Upon execution of the Sublease SUBLESSEE shall deposit one hundred fifty thousand ($150,000.00) dollars with the SUBLESSOR as security for SUBLESSEE'S payment of rent and performance of its other obligation under this Sublease and any renewals or extensions of this Sublease. If SUBLESSEE defaults in its payment of rent or performance of its other obligations under this Sublease, SUBLESSOR may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount that SUBLESSOR may spend or become obligated to spend by reason of SUBLESSEE'S default, or for the payment to SUBLESSOR or an other loss or damage that SUBLESSOR may suffer by reason of SUBLESSEE'S default. If SUBLESSOR so uses any portion of the security deposit, SUBLESSEE will restore the security deposit to its original amount within five (5) days after written demand from SUBLESSOR. The security deposit will not be a limitation on SUBLESSOR's damages or other rights under this Sublease, or a payment of liquidated damages, or an advance of the rent. If SUBLESSEE pays the rent and performs all of its other obligations under this Sublease, SUBLESSOR will return the unused portion of the security deposit to SUBLESSEE within sixty
(60) days after the end of the term or such earlier time as provided for hereunder; however, if SUBLESSOR has evidence that the security deposit has been assigned to an assignee of the Sublease, SUBLESSOR will return the security deposit to the assignee. SUBLESSOR may deliver the security deposit to a purchaser of the premises and be discharged from further liability with respect to it.

     Said security deposit shall be held by SUBLESSOR for the benefit of SUBLESSEE in an insured (for the full amount of the deposit), interest bearing account at Neworld Bank with any interest thereon paid to SUBLESSEE on a semi-annual basis. If SUBLESSEE is not in default of its obligations under the Sublease on June 13, 1998 SUBLESSOR shall return the security deposit and any interest thereon to SUBLESSEE, and no such deposit shall be required thereafter. SUBLESSEE shall have the option at any time to substitute an irrevocable letter of credit from a bank or other financial institution in lieu of the security deposit required hereunder.

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



     28. HAZARDOUS WASTE INDEMNITY:
         -------------------------

          SUBLESSEE hereby agrees to indemnify and hold SUBLESSOR harmless from and against any and all demands, claims, actions, losses, damages and liabilities (the "Claims"), which may be imposed on, asserted against or incurred by SUBLESSOR arising from or out of SUBLESSEE'S use and occupancy of the demised premises, including, without limitation, any and all liabilities pertaining to any present or future use (within the term of this lease) in violation of any Federal, state, local or other laws, relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     If any action or proceeding is brought against SUBLESSOR by reason of any claim, SUBLESSEE, upon notice from SUBLESSOR, shall defend such action or proceeding by counsel reasonably satisfactory to SUBLESSOR, and SUBLESSEE shall pay all reasonable expenses incurred in connection with defending against such action or proceeding.

     29. MISCELLANEOUS.
         -------------

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



     (a) The parties shall execute a so-called Short Form Notice of Lease in conformity with M.G.L. c. 183 ss.4. The SUBLESSEE may record, at its expense, said Notice of Lease.

     (b) The SUBLESSOR reserves the right to assign or transfer any and all of its right, title and interest under the SUBLEASE, including but not limited to the benefit of all covenants of the SUBLESSEE hereunder. Notwithstanding anything contained in this SUBLEASE to the contrary, it is specifically understood and agreed that the obligations imposed upon the SUBLESSOR hereunder shall be binding upon the SUBLESSOR and SUBLESSOR'S successors in interest only with respect to breaches occurring during SUBLESSOR'S and SUBLESSOR'S successors' ownership of SUBLESSOR'S interest hereunder and SUBLESSOR and its said successors in interest shall not be liable for acts and occurrences arising from and after the transfer of their interest as SUBLESSOR hereunder.

     (c) This SUBLEASE shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

     (d) SUBLESSOR shall reimburse SUBLESSEE for five thousand dollars in transaction costs incurred in connection with the Lease. Said payment shall be made if, as and when and only if the Rent Commencement Date occurs.

     (e) This SUBLEASE contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior oral and written negotiations and dealings between them with respect to such subject matter. The agreement of the parties contained in this SUBLEASE shall not be modified or amended unless such modification or amendment is in writing and signed by the parties.

     (f) The SUBLESSEE acknowledges that SUBLESSEE has not been influenced to enter into this SUBLEASE nor has it relied upon any warranties or representations not set forth or incorporated in this SUBLEASE or previously made in writing.

     (g) If any term or provision of this SUBLEASE or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this SUBLEASE of the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this SUBLEASE shall be valid and enforced to the fullest extent permitted by law.

     (h) The time for performance of any act required to be done by either party shall be extended by a period equal to any delay caused by or resulting from act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor or materials or equipment, and government regulation, ("force majeure events"). Notwithstanding the provisions of Paragraph 3.1, the Rent Commencement Date may be extended for SUBLESSOR caused delays, or force majeure events, but in no event more than nine (9) months from the SUBLEASE Commencement Date.

     (i) in the event that the Tenant Improvements Lender is paid in full, SUBLESSEE recognizes that the Master Lessor has the option, exercisable exclusively in its sole discretion, to replace MYOCRT, Inc. as its LESSEE with Myco Pharmaceutical, Inc. In that event, Myco Pharmaceutical, Inc. shall become the LESSEE under the Prime Lease; MYOCRT, Inc. shall be discharged from any further liability under the Prime Lease; this Sublease shall be thereby extinguished and of no further force and effect; and SUBLESSOR shall assume SUBLESSOR's obligations with respect to SUBLESSEE's security deposit.

     (j) SUBLESSEE shall have the option to prepay the NEWORLD tenant improvement financing, together with any costs and prepayment penalty. In the event that the SUBLESSEE exercises said option, the Base Rent for the Leased Premises shall be recalculated on the basis of the remaining principal of the NEWORLD loan (but not the costs or prepayment penalty) and the twelve (12%) percent interest rate originally utilized in calculating the rent.

     IN WITNESS WHEREOF, the SUBLESSOR and SUBLESSEE have hereunto set their hands and common seals as of this 14th day of May, 1993.




MYOCRT, INC.

-----------------------------------         ----------------------------------
ROBERT A. JONES, PRESIDENT                  WITNESS




MYCO PHARMACEUTICAL, INC.

BY:
    -------------------------------         ----------------------------------
    PRESIDENT, duly authorized              WITNESS


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                                  [FLOOR PLAN]





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